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Exhibit 4.2.1

SIDE LETTER

27 January 2005

To:	UBS (Luxembourg) S.A. (the "Issuer")
The Bank of New York (the "Trustee")
The Bank of New York, London Office (the "Principal Paying Agent and Transfer Agent")
and
The Bank of New York, New York Office (the "Paying Agent, Transfer Agent and Registrar")

Dear Sirs,

U.S.$150,000,000 8.5% Loan Participation Notes due 2008 (the "Notes") issued by, but without recourse to, UBS (Luxembourg) S.A. (the "Issuer") for the sole purpose of funding a U.S.$150,000,000 loan (the "Loan") to Wimm-Bill-Dann Foods OJSC (the "Borrower"), such loan initially unconditionally, irrevocably, jointly and severally guaranteed by OAO Lianozovo Dairy Plant, OAO Tsaritsino Dairy Plant and ZAO Trade Company Wimm-Bill-Dann (together the "Initial Guarantors") and additionally guaranteed by Nevskij Dairy Trade House Ltd., Lianozovo-Samara LLC, Limited Liability Company Ural Dairy Traiding House—Wimm-Bill-Dann, Donskoi Dairy Trading House—Wimm-Bill-Dann LLC, Krasnodar dairy Trade House—Wimm-Bill-Dann LLC and Roska OJSC (now Baltic Milk Dairy OJSC) (together the "New Guarantors").

1.
Pursuant to a second deed of accession dated the date hereof, Dairy OJSC (OAO "Molochny Kombinat") has become an additional new Guarantor (the "Additional Guarantor") of the above-mentioned Loan.

2.
In connection therewith, we hereby

(a)
repeat the representations that are deemed to be repeated pursuant to the Loan Agreement entered into as of 14 May 2003 between ourselves and the Issuer;

(b)
confirm that no Default or Event of Default is continuing or would occur as a result of the Additional Guarantor becoming a Guarantor; and

(c)
confirm that all conditions precedent to the addition of the Additional Guarantor have been satisfied.

3.
This side letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

WIMM-BILL-DANN FOODS OJSC

By:

By:

Acknowledged and agreed the date hereof.

UBS (LUXEMBOURG) S.A.

By:

THE BANK OF NEW YORK
(as Trustee)

By:

THE BANK OF NEW YORK, LONDON OFFICE
(as Principal Paying Agent and Transfer Agent)

By:

THE BANK OF NEW YORK, NEW YORK OFFICE
(as Paying Agent, Transfer Agent and Registrar)

By:

SECOND DEED OF ACCESSION

27 January 2005

To:	UBS (Luxembourg) S.A. (the "Issuer")
The Bank of New York (the "Trustee")
The Bank of New York, London Office (the "Principal Paying Agent and Transfer Agent")
and
The Bank of New York, New York Office (the "Paying Agent, Transfer Agent and Registrar")
From:	Dairy OJSC (OAO "Molochny Kombinat") (the "Additional Guarantor")

Dear Sirs,

U.S.$150,000,000 8.5% Loan Participation Notes due 2008 (the "Notes") issued by, but without recourse to, UBS (Luxembourg) S.A. (the "Issuer") for the sole purpose of funding a U.S.$150,000,000 loan (the "Loan") to Wimm-Bill-Dann Foods OJSC (the "Borrower"), such loan initially unconditionally, irrevocably, jointly and severally guaranteed by OAO Lianozovo Dairy Plant, OAO Tsaritsino Dairy Plant and ZAO Trade Company Wimm-Bill-Dann (together the "Initial Guarantors") and additionally guaranteed by Nevskij Dairy Trade House Ltd., Lianozovo-Samara LLC, Limited Liability Company Ural Dairy Traiding House—Wimm-Bill-Dann, Donskoi Dairy Trading House—Wimm-Bill-Dann LLC, Krasnodar dairy Trade House—Wimm-Bill-Dann LLC and Roska OJSC (now Baltic Milk Dairy OJSC) (together the "New Guarantors").

1.
We refer to:

1.1
a deed of accession dated as of 23 January 2004 and made between the Issuer, the Trustee, the Principal Paying Agent and Transfer Agent, the Paying Agent, Transfer Agent and Registrar and the New Guarantors (the "Deed of Accession");

1.2
a deed of guarantee dated as of 14 May 2003 and made between UBS (Luxembourg) S.A. as Issuer and the Initial Guarantors (the "Deed of Guarantee"); and

1.3
a Deed of Indemnity dated as of 21 May 2003 and made between the Initial Guarantors and the Trustee and a Deed of Indemnity dated as of 21 May 2003 and made between the Initial Guarantors, the Principal Paying Agent and Transfer Agent and Paying Agent, Transfer Agent and Registrar (together the "Deeds of Indemnity").

Terms defined in the Deed of Guarantee and in the Deed of Accession shall bear the same meaning herein.

2.
The Additional Guarantor has resolved to become a New Guarantor pursuant to Clause 1.10 (Termination and Accession of Guarantors) of the Deed of Guarantee, and has resolved to accede to the Deeds of Indemnity.

3.
The Additional Guarantor is an open joint stock company duly organised under the laws of the Russian Federation.

4.
The Additional Guarantor confirms that it has received from the Borrower true and up-to-date copies of the Loan Agreement, the Deed of Guarantee, the Deeds of Indemnity and the Deed of Accession as at the date hereof.

5.
The Additional Guarantor undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Deed of Guarantee and the Deeds of Indemnity by a Guarantor and agrees that it shall be bound by the Deed of Guarantee and the Deeds of Indemnity and any other agreements in connection with the Notes binding on the Guarantors in all respects as if it had been an original party thereto.

6.
The Additional Guarantor makes the representations set out in Clause 2 (Representations and Warranties of the Guarantors) of the Deed of Guarantee in respect of itself and on its own behalf.

7.
The administrative details of the Additional Guarantor are set out in the Schedule hereto.

8.     Governing Law and Jurisdiction

8.1
This Second Deed of Accession is governed by, and shall be construed in accordance with, English law.

8.2
The Additional Guarantor irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Second Deed of Accession ("Proceedings") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

8.3
The Additional Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and settle any Disputes (as defined below), and agrees not to claim that any such court is not a convenient or appropriate forum.

8.4
The Additional Guarantor agrees that the process by which any Proceedings in England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited, or their registered offices for the time being. If any Person (as defined in the Loan Agreement) mentioned in this Clause is not or ceases to be effectively appointed to accept service of process on the Additional Guarantor's behalf, the Additional Guarantor shall immediately appoint a further Person in England to accept service of process on its behalf. Nothing in this Clause shall affect the right of any party to this Second Deed of Accession to serve process in any other manner permitted by law.

8.5
The submission to the jurisdiction of the English courts in accordance with Clause 8.2 hereof shall not, and shall not be construed so as to, limit the right of any party hereto to take Proceedings in any other court of competent jurisdiction.

8.6
The Additional Guarantor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgement which is made or given in such Proceedings.

8.7
If any dispute or difference of whatever nature howsoever arises from or in connection with this Second Deed of Accession, or any supplement, modifications or additions thereto (each a "Dispute"), any party to this Deed may elect, by notice in writing to the other party, to settle such claim by arbitration in accordance with the following provisions. The parties to this Deed hereby agree that, regardless of the nature of the Dispute, any Dispute may be settled by arbitration in accordance with the UNCITRAL Arbitration Rules (the "Rules") as in force at the date of this Deed by a panel of three arbitrators appointed in accordance with the Rules. The seat of any reference to arbitration shall be London, England. The procedural law of any reference to arbitration shall be English law. The language of any arbitral proceedings shall be English. The appointing authority for the purposes set out in Article 7(2) and Article 7(3) of the Rules shall be the London Court of International Arbitration.

IN WITNESS whereof this Deed of Accession has been entered into by each party hereto on the date which appears first on page 1.

Executed as a deed by
 UBS (LUXEMBOURG) S.A.
and signed and delivered as a deed by:
.......................................................................
on its behalf in the presence of:

Witness:

Signature:

Name:

Address:

Executed as a deed by
 THE BANK OF NEW YORK (as Trustee)
and signed and delivered as a deed by:
.......................................................................
on its behalf in the presence of:

Witness:

Signature:

Name:

Address:

Executed as a deed by
 THE BANK OF NEW YORK, LONDON OFFICE
(as Principal Paying Agent and Transfer Agent)
and signed and delivered as a deed by:
.......................................................................
on its behalf in the presence of:

Witness:

Signature:

Name:

Address:

Executed as a deed by
 THE BANK OF NEW YORK, NEW YORK OFFICE
(as Paying Agent, Transfer Agent and Registrar)
and signed and delivered as a deed by:
.......................................................................
on its behalf in the presence of:

Witness:

Signature:

Name:

Address:

Executed as a deed by
 DAIRY OJSC (OAO "MOLOCHNY KOMBINAT")
and signed and delivered as a deed by:

........................................................	and .....................................................
Chief Executive Officer	Chief Accountant
on its behalf in the presence of:	on its behalf in the presence of:
Witness:	Witness:
Signature:	Signature:
Name:	Name:
Address:	Address:

SCHEDULE
Contact details of the Additional Guarantor

DAIRY OJSC (OAO "MOLOCHNY KOMBINAT")

Address:	U1. Gibridnaya, 2 352700 Timashevsk Krasnodarsky Kray Russian Federation
Fax:	+7(095) 105 58 00
Telephone:	+7(095) 105 58 05
Contact Name:	Jay Yadegar

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  Exhibit 4.2.1
SECOND DEED OF ACCESSION